SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2004

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

The following information is filed pursuant to Item 5, “Other Events and Regulation FD Disclosure.”

On February 25, 2004, CONSOL Energy Inc. issued a press release announcing the completion of the sale of its interest in its Australian mine. A copy of CONSOL Energy’s press release is attached to this Form 8-K as Exhibit 99.1.

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

On February 26, 2004, CONSOL Energy Inc. issued a press release announcing year-end gas update. A copy of CONSOL Energy’s press release is attached to this Form 8-K as Exhibit 99.2.

Exhibit Index

Exhibit No.	Description
99.1	Press Release of CONSOL Energy Inc. dated February 25, 2004.

99.2	Press Release of CONSOL Energy Inc. dated February 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons
William J. Lyons
Senior Vice President and
Chief Financial Officer

Dated: February 27, 2004